San Diego Investment Conference

Nov 12 2011

Corporate Information

500 Citadel Drive, Suite 300
Commerce, Ca. 90040
United States
T: (213) 235-2240
F: (213) 235-2229
www.readingrdi.com

Directors

James J. Cotter, Chairman
Eric Barr
James J. Cotter, Jr.
Margaret Cotter
William D. Gould
Edward L. Kane
Gerard P. Laheney
Alfred Villaseñor

Officers & Management

James J. Cotter, CEO
Andrzej Matyczynski, CFO & Treas.
John Hunter, COO
Ellen M. Cotter, COO – DCO
Robert F. Smerling, President – DCO
Wayne Smith, Managing Dir. – PCO

Investor Relations Contact

Andrzej Matyczynski
Chief Financial Officer and Treasurer
(213) 235-2238


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Investor Information

Trading:	Nasdaq
Symbol:	RDI & RDIB
Shares Outstanding:	22.9Mil
52 Week High-low:	$3.74-$5.87
Average Daily Volume:	20,433
Share Price:	$4.18
Market Cap:	$96.0Mil

Overview

We are an internationally diversified company principally focused on the development, ownership, and operation of entertainment and real property assets in the United States, Australia, and New Zealand. Our concentration in Australia and New Zealand assets has served us well in times of falling US Dollar values, and our strategy in focusing on hard assets is once again beginning to show strength, particularly as commercial real estate values in Manhattan have firmed.

Currently, we operate in two business segments:

Cinema Exhibition, through our 57 multiplex cinemas,

2nd Largest Exhibitor in NZ
4th Largest Exhibitor in AU
11th Largest Exhibitor in US

	Cinemas	Screen	3D	Titian XC
NZ	10	57	7	1
AU	21	165	27	2
US	26	249	24	1
Total	57	471	58	4

Real Estate, including real estate development and the rental of retail, commercial and live theater assets.

We believe that these two business segments can complement one another, as we can use the comparatively consistent cash flows generated by our cinema operations to fund the front-end cash demands of our real estate development business.


Revenue by Business
Real Estate 8%
Cinema Exhibit'n 92%

Total: $229.8 Million
10K 2010


Assets by Business
Corp 6%
Real Estate 43%
Cinema Exhibit'n 51%

Total: $430.3 Million
10K 2010

We manage our worldwide cinema exhibition businesses under various different brands:

- in the US, under the Reading, Angelika Film Center, Consolidated Amusements, and City Cinemas brands;
- in Australia, under the Reading brand; and
- in New Zealand, under the Reading and Rialto brands.







Revenue by Region


New Zealand 11%
Australia 41%
USA 48%

Total: $229.8 Million
10K 2010

Assets by Region


New Zealand 16%
USA 29%
Australia 55%

Total: $430.3 Million
10K 2010

We believe cinema exhibition to be a business that will likely continue to generate relatively consistent cash flows in the years ahead. We base this on our belief that people will continue to spend some reasonable portion of their entertainment dollar on entertainment outside of the home and that, when compared to other forms of outside the home entertainment; movies continue to be a popular and competitively priced option. While we see the cinema exhibition as a mature industry, we anticipate that our cinema operations will continue as our main source of cash flow and will support our real estate oriented activities and may from time to time add cinemas. In this regard, we purchased a 17-screen multiplex in Murrieta, California and we anticipate opening a new "Angelika" 8-screen cinema in a new retail development currently under construction in Merrifield, Virginia in late 2012.

Although at this point in time we are not actively developing any of our real estate, we remain opportunistic in our acquisitions of both cinema and real estate assets. Our business plan going forward is to continue the build-out of our existing development properties and to seek out additional, profitable real estate development opportunities while continuing to use and judiciously expand our presence in the cinema exhibition business by identifying, developing, and acquiring cinema properties when and where appropriate. In addition, we will continue to investigate potential synergistic acquisitions that may not readily fall into either of our two currently identified segments.

We are currently considering the potential sale of certain of our real estate assets. We have taken steps to sell our Lake Taupo and Taringa Properties that are both held for sale at September 30, 2011. Also, we continue to consider various methods to monetize all or at least the residential portion of our Burwood development site.

Financial Summary

Income Statement		Nine Months Ended Sep 30,		
($ in thousands)		2011		2010
Revenues	$	187,909	$	175,609
Operating expenses		171,604		163,377
Operating income		**16,305**		**12,232**
Net income (loss) applicable to common		14,990		(12,120)
Earnings (loss) Per Share from continuing ops - fully diluted		0.58		(0.53)
Earnings (loss) Per Share - fully diluted		0.65		(0.53)
EBITDA		31,147		23,971

500 Citadel Drive, Suite 300
Commerce, Ca. 90040
United States
T: (213) 235-2240
F: (213) 235-2229
www.readingrdi.com